EX 99-b
                                                            Form 10-K for 1998
                                                               File No. 1-8610






                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                 ------------------

                                     FORM 11-K

                                   ANNUAL REPORT

                                 ------------------


                       Pursuant to Section 15(d) of the
                       Securities Exchange Act of 1934


                 For the fiscal year ended December 31, 1998


                        Commission File Number l-8610


                               ---------------------

                                 SBC SAVINGS PLAN

                               ---------------------



                           SBC COMMUNICATIONS INC.


                   175 E. Houston, San Antonio, Texas 78205

          Financial Statements, Supplemental Schedules and Exhibits

                              Table of Contents
                                                                          Page


Report of Independent Auditors..............................................1

Financial Statements:

      Statement of Net Assets Available for Plan Benefits as of
        December 31, 1998...................................................2

      Statement of Net Assets Available for Plan Benefits as of
        December 31, 1997...................................................4

      Statement of Changes in Net Assets Available for Plan Benefits
        for the Year Ended December 31, 1998................................6

      Statement of Changes in Net Assets Available for Plan Benefits
        for the Year Ended December 31, 1997................................8

      Notes to Financial Statements........................................10

Supplemental Schedules:

      Item 27a - Schedule of Assets Held for Investment Purposes...........14

      Item 27b - Schedule of Loans or Fixed Income Obligations.............17

      Item 27d - Schedule of Reportable Transactions.......................18

Exhibits:

      23-a  Consent of Ernst & Young LLP

                        REPORT OF INDEPENDENT AUDITORS


SBC Communications Inc., Plan Administrator for the SBC Savings Plan


We have audited the accompanying statements of net assets available for plan benefits of the SBC Savings Plan (the Plan) as of December 31, 1998 and 1997, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1998 and 1997, and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes and of loans or fixed income obligations as of December 31, 1998, and reportable transactions for the year then ended, are presented for purpose of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


                                                ERNST & YOUNG LLP

San Antonio, Texas
June 24, 1999

                               SBC SAVINGS PLAN
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               DECEMBER 31, 1998
                             (Dollars in Thousands)

                                      Employee
                                        Stock       SBC               Diversified Interest   Asset     Global
                                      Ownership    Shares      Bond     Equity     Income  Allocation  Equity    Loan
                                        Plan        Fund       Fund    Portfolio    Fund      Fund      Fund     Fund      Total
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
ASSETS

Investments:
SBC common shares:
  Allocated                        $  1,193,222 $         - $      - $         - $       - $       - $      - $      - $ 1,193,222
  Unallocated                           363,368           -        -           -         -         -        -        -     363,368
  Other                                       -   2,054,632        -           -         -         -        -        -   2,054,632
Barclays Global Investors
  Equity Index Fund F                         -           -   99,744           -         -         -        -        -      99,744
BZW Barclays Equity Index Fund F              -           -        -   1,371,187         -         -        -        -   1,371,187
Contracts with insurance companies
 and other financial institutions             -           -        -           -   459,899         -        -        -     459,899
Barclays Global Investors U.S.
  Tactical Asset Allocation Fund F            -           -        -           -         -   409,007        -        -     409,007
Barclays Global Investors U.S.
  Equity Market Fund F                        -           -        -           -         -         -   62,169        -      62,169
Barclays Global Investors EAFE
  Equity Index Fund E                         -           -        -           -         -         -   15,757        -      15,757
Loans to plan participants                    -           -        -           -         -         -        -   96,363      96,363
Temporary cash investments               17,291      24,921       63         705    77,600       175      127        5     120,887
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
Total Investments                     1,573,881   2,079,553   99,807   1,371,892   537,499   409,182   78,053   96,368   6,246,235
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
Contributions receivable:
  Employer                                4,566           -        -           -         -         -        -        -       4,566
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
    Total Contributions Receivable        4,566           -        -           -         -         -        -        -       4,566
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------

                               SBC SAVINGS PLAN
             STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              DECEMBER 31, 1998
                            (Dollars in Thousands)

                                      Employee
                                        Stock       SBC               Diversified Interest   Asset     Global
                                      Ownership    Shares      Bond     Equity     Income  Allocation  Equity    Loan
                                        Plan        Fund       Fund    Portfolio    Fund      Fund      Fund     Fund      Total
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
  (Continued)

Dividends and interest receivable            75         169        2          28        39         2        1       11         327
Transfers receivable from
  other funds and plans                       -       2,226        -           -         -        14        -        -       2,240
Receivable for investments sold             247       3,275        -           -         -         -        -        -       3,522
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
  Total Assets                        1,578,769   2,085,223   99,809   1,371,920   537,538   409,198   78,054   96,379   6,256,890
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------

LIABILITIES

Transfers payable to other
  funds and plans                             -          43      166         112     1,875         -      156      449       2,801
Payable for investments purchased             -       2,260        2           -     2,598         -        -        -       4,860
Administrative expenses payable              41          14        6          53        20        90        7        5         236
Interest payable                          3,870           -        -           -         -         -        -        -       3,870
Long-term debt                          113,652           -        -           -         -         -        -        -     113,652
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
  Total Liabilities                     117,563       2,317      174         165     4,493        90      163      454     125,419
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
Net Assets Available for Plan
  Benefits                          $ 1,461,206 $ 2,082,906 $ 99,635 $ 1,371,755 $ 533,045 $ 409,108 $ 77,891 $ 95,925 $ 6,131,471
                                     ==========   =========   ======   =========   =======   =======   ======   ======   =========

See Notes to Financial Statements



                               SBC SAVINGS PLAN
             STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              DECEMBER 31, 1997
                            (Dollars in Thousands)

                                      Employee
                                        Stock       SBC               Diversified Interest   Asset     Global
                                      Ownership    Shares      Bond     Equity     Income  Allocation  Equity    Loan
                                        Plan        Fund       Fund    Portfolio    Fund      Fund      Fund     Fund      Total
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
 ASSETS

 Investments:
 SBC common shares:
   Allocated                        $   488,259 $         - $      - $         - $       - $       - $      - $      - $   488,259
   Unallocated                          231,694           -        -           -         -         -        -        -     231,694
   Other                                      -     682,750        -           -         -         -        -        -     682,750
 Barclays Global Investors
   Government/Corporate Bond
   Index Fund F                               -           -   36,626           -         -         -        -        -      36,626
 Barclays Global Investors
   Equity Index Fund F                        -           -        -     469,666         -         -        -        -     469,666
 Contracts with insurance companies
   and other financial institutions           -           -        -           -   224,452         -        -        -     224,452
 Barclays Global Investors U.S.
   Tactical Asset Allocation Fund F           -           -        -           -         -    30,653        -        -      30,653
 Barclays Global Investors U.S.
   Equity Market Fund F                       -           -        -           -         -         -   50,326        -      50,326
 Barclays Global Investors
   EAFE Equity Index Fund E                   -           -        -           -         -         -   13,005        -      13,005
 Loans to plan participants                   -           -        -           -         -         -        -   80,927      80,927
 Temporary cash investments               8,956      17,590       11         142    25,008         9       19        3      51,738
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
     Total Investments                  728,909     700,340   36,637     469,808   249,460    30,662   63,350   80,930   2,360,096
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
 Contributions receivable:
   Employer                               1,065           -        -           -         -         -        -        -       1,065
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
     Total Contributions Receivable       1,065           -        -           -         -         -        -        -       1,065
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------

                               SBC SAVINGS PLAN
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              DECEMBER 31, 1997
                            (Dollars in Thousands)

                                      Employee
                                        Stock       SBC               Diversified Interest   Asset     Global
                                      Ownership    Shares      Bond     Equity     Income  Allocation  Equity    Loan
                                        Plan        Fund       Fund    Portfolio    Fund      Fund      Fund     Fund      Total
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
(Continued)

Dividends and interest receivable            44          88        -           4        10         -        -        -         146
Transfers receivable from other
  funds and plans                             -       1,971        -           -         -       189        -       30       2,190
Receivable for investments sold               -           -      661       1,442         -         -      559        -       2,662
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
  Total Assets                          730,018     702,399   37,298     471,254   249,470    30,851   63,909   80,960   2,366,159
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------


LIABILITIES

Transfers payable to other
  funds and plans                             -          37      605       1,062       446         -       43        -       2,193
Payable for investments purchased             -       9,571        -           -     1,362       180      500        -      11,613
Administrative expenses payable              27          41        3          36        19         7        8        -         141
Interest payable                          4,935           -        -           -         -         -        -        -       4,935
Other payables                               90         305        -           -         -         -        -        -         395
Long-term debt                          121,743           -        -           -         -         -        -        -     121,743
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------

  Total Liabilities                     126,795       9,954      608       1,098     1,827       187      551        -     141,020
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
Net Assets Available for Plan
  Benefits                           $  603,223 $   692,445 $ 36,690 $   470,156 $ 247,643 $  30,664 $ 63,358 $ 80,960 $ 2,225,139
                                      =========   =========   ======   =========   =======   =======   ======   ======   =========

See Notes to Financial Statements.

                               SBC SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                             (Dollars in Thousands)

                                      Employee
                                        Stock       SBC               Diversified Interest   Asset     Global
                                      Ownership    Shares      Bond     Equity     Income  Allocation  Equity    Loan
                                        Plan        Fund       Fund    Portfolio    Fund      Fund      Fund     Fund      Total
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
Net Assets Available for Plan
  Benefits, December 31, 1997        $  603,223 $   692,445 $ 36,690 $   470,156 $ 247,643 $  30,664 $ 63,358 $ 80,960 $ 2,225,139

Additions to Net Assets:
  Contributions and transfers:
   Participant contributions                  -      44,951    3,165      44,774    10,631     9,328    6,367        -     119,216
   Employer contributions                31,827           -        -           -         -         -        -        -      31,827
   Transfers of participants'
     balances - net                           -      (6,693)  13,390     (57,061)   51,529    (7,804)  (2,900)  10,086         547
   Transfers from Pacific Telesis
     Group Supplemental Retirement
     and Savings Plan for
     Salaried Employees                 235,304     852,014   44,850     779,929   242,097   350,939        -        -   2,505,133
  Forfeitures                               194           -        -           -         -         -        -        -         194
  Loan transfer                           8,091           -        -           -         -         -        -        -       8,091
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
                                        275,416     890,272   61,405     767,642   304,257   352,463    3,467   10,086   2,665,008
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------

Investment Income:
 Dividends on SBC common shares          24,416      22,793        -           -         -         -        -        -      47,209
 Interest                                   464       1,392       40         399    21,005       141        4    7,140      30,585
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
                                         24,880      24,185       40         399    21,005       141        4    7,140      77,794
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------

Net appreciation in
 value of investments                   638,211     555,081    5,911     188,569         -    39,985   13,550        -   1,441,307
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
   Total Net Additions                  938,507   1,469,538   67,356     956,610   325,262   392,589   17,021   17,226   4,184,109
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------

                                SBC SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                             (Dollars in Thousands)

                                      Employee
                                        Stock       SBC               Diversified Interest   Asset     Global
                                      Ownership    Shares      Bond     Equity     Income  Allocation  Equity    Loan
                                        Plan        Fund       Fund    Portfolio    Fund      Fund      Fund     Fund      Total
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
(Continued)

Deductions from Net Assets:
  Administrative expenses                   439         926       60         642       245       560       79        -       2,951
  Forfeitures                               194           -        -           -         -         -        -        -         194
  Interest expense                        8,092           -        -           -         -         -        -        -       8,092
  Loan payment-principal                 37,701           -        -           -         -         -        -        -      37,701
  Distributions to participants          34,098      78,151    4,351      54,369    39,615    13,585    2,409    2,261     228,839
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
   Total Deductions                      80,524      79,077    4,411      55,011    39,860    14,145    2,488    2,261     277,777
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------

Net Assets Available for Plan
  Benefits, December 31, 1998       $ 1,461,206 $ 2,082,906 $ 99,635 $ 1,371,755 $ 533,045 $ 409,108 $ 77,891 $ 95,925 $ 6,131,471
                                      =========   =========   ======   =========   =======   =======   ======   ======   =========


See Notes to Financial Statements.

                               SBC SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                              (Dollars in Thousands)

                                      Employee
                                        Stock       SBC               Diversified Interest   Asset     Global
                                      Ownership    Shares      Bond     Equity     Income  Allocation  Equity    Loan
                                        Plan        Fund       Fund    Portfolio    Fund      Fund      Fund     Fund      Total
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
Net Assets Available for Plan
  Benefits, December 31, 1996        $  378,124 $   553,158 $ 32,700 $   313,869 $ 224,935 $  14,796 $ 35,224 $ 76,748 $ 1,629,554

Additions to Net Assets:
  Contributions and transfers:
   Participant contributions                  -      28,357    1,954      25,850     9,577     1,784    5,001        -      72,523
   Employer contributions                18,876           -        -           -         -         -        -        -      18,876
   Transfers of participants'
     balances - net                           -     (80,210)     748      39,407    17,394    10,500   14,804     (675)      1,968
  Forfeitures                               551           -        -           -         -         -        -        -         551
  Proceeds from debt refinancing         10,500           -        -           -         -         -        -        -      10,500
  Loan transfer                          34,594           -        -           -         -         -        -        -      34,594
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
                                         64,521     (51,853)   2,702      65,257    26,971    12,284   19,805     (675)    139,012
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------

Investment Income:
 Dividends on SBC common shares          17,685      18,140        -           -         -         -        -        -      35,825
 Interest                                   301         751        4          35    14,769         2        6    6,664      22,532
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
                                         17,986      18,891        4          35    14,769         2        6    6,664      58,357
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------

Net appreciation in
 value of investments                   212,080     211,407    3,055     109,619         -     4,380    9,988        -     550,529
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
   Total Net Additions                  294,587     178,445    5,761     174,911    41,740    16,666   29,799    5,989     747,898
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------

                                SBC SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                              (Dollars in Thousands)

                                      Employee
                                        Stock       SBC               Diversified Interest   Asset     Global
                                      Ownership    Shares      Bond     Equity     Income  Allocation  Equity    Loan
                                        Plan        Fund       Fund    Portfolio    Fund      Fund      Fund     Fund      Total
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
  (Continued)

Deductions from Net Assets:
  Administrative expenses                   309         498       36         400       224        68       79        -       1,614
  Forfeitures                               551           -        -           -         -         -        -        -         551
  Interest expense                        9,393           -        -           -         -         -        -        -       9,393
  Loan payment-principal                 34,594           -        -           -         -         -        -        -      34,594
  Refinanced long-term debt              10,500           -        -           -         -         -        -        -      10,500
  Distributions to participants          14,141      38,660    1,735      18,224    18,808       730    1,586    1,777      95,661
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
    Total Deductions                     69,488      39,158    1,771      18,624    19,032       798    1,665    1,777     152,313
                                      ---------   ---------   ------   ---------   -------   -------   ------   ------   ---------
Net Assets Available for Plan
  Benefits, December 31, 1997        $  603,223 $   692,445 $ 36,690 $   470,156 $ 247,643 $  30,664 $ 63,358 $ 80,960 $ 2,225,139
                                      =========   =========   ======   =========   =======   =======   ======   ======   =========


See Notes to Financial Statements.

                               SBC SAVINGS PLAN
                        NOTES TO FINANCIAL STATEMENTS
               (Dollars in Thousands, Except per Unit Amounts)

1. Plan Description - The SBC Savings Plan (Plan) was established by SBC Communications Inc. (SBC) to provide a convenient way for eligible employees to save for retirement on a regular and long-term basis. The following description of the Plan provides only general information. The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, participant loans, employer contributions and related vesting of contributions and Plan expenses. The Plan text and prospectus include complete descriptions of these and other Plan provisions.

   During 1998 and 1997, participants could invest their contributions in one or more of the following funds in 1% increments: the SBC Shares Fund, the Bond Fund, the Diversified Equity Portfolio, the Interest Income Fund, the Asset Allocation Fund and the Global Equity Fund.

   Company matching contributions are made solely in the form of shares of SBC's common stock held in a leveraged Employee Stock Ownership Plan (ESOP).

   The Plan prefunded the ESOP by borrowing Guaranteed Non-Salaried Employees' ESOP Notes due 2005, the repayment of which is guaranteed by SBC. Funds borrowed by the Plan were used to purchase shares of SBC's common stock held in the open market (Financed Shares), which act as collateral for reimbursement to SBC for any payments it makes under its guarantee of the ESOP Notes. Dividends on Financed Shares and employer cash contributions are used by the Plan to make the required principal and interest payments on the ESOP Notes. As the ESOP Notes are paid down, the Financed Shares are released from the collateral. The Financed Shares are allocated to participants' accounts in the form of a company matching contribution. In lieu of dividends on Financed Shares previously allocated to participants, additional Financed Shares are allocated to participants' accounts. The interest rate on the notes range from 8.41% to 6.95%.

   To the extent insufficient shares have been released through payments on outstanding notes net of amounts refinanced, additional employer contributions are made to the ESOP to purchase shares necessary to meet any shortfall in the company match or in the shares issued in lieu of dividends. Dividends on these shares are used to acquire additional shares which are allocated to participants' accounts in the ESOP. Should shares released exceed the required company matching contribution, the excess is considered an additional employer contribution and is allocated to participants' accounts based on each participant's proportionate share of actual plan year ESOP contributions.

   Bankers Trust Company is the Trustee for the Plan. Effective July 6, 1999, Boston Safe Deposit and Trust Company will become the trustee for the Plan.

   Effective January 1, 1997, dividends on shares in the SBC Shares Fund (Fund) were paid into a separate fund known as a Dividend Fund Account (DFA). At the end of the year, dividends held in the DFA are paid out to the participant. Prior to the amendment, at the end of the year dividends paid with respect to SBC Shares in the Fund were reinvested in the Fund, which increased the value of the participants' units. Under the amendment, the dividends will be paid to the participant, but the participant may elect reinvestment and have the special Deferred-Tax Allotment offset the payout through the purchase of additional units. Interest earned on dividends held in the DFA
   will  be  paid  into  the SBC  Shares  Fund.   During  1998 and  1997,  Plan
   participants elected to receive $15.8 million and $10.7 million in dividend distributions.

   Following the merger of SBC and Pacific Telesis Group (PAC) effective April 1, 1997, the Plan merged with the PAC Supplemental Retirement and Savings Plan for Salaried Employes (PAC Plan) effective July 1, 1998. In conjunction with the merger, all assets of the PAC Plan (with the exception of the SBC stock and the guaranteed insurance contracts, which were transferred directly to the plan) were sold and the cash was transferred to the Plan. In addition, the assets attributable to the accounts of nonbargained employees of PAC in the PAC Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (Leveraged ESOP) were transferred to the Plan, together with a proportionate amount of the unallocated SBC common shares and the remaining liability under the loan agreement.

   Although it has not expressed any intent to do so, SBC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). In the event that the Plan is terminated, subject to the conditions set forth by ERISA, the account balances of all participants shall be 100% vested.

2. Accounting  Policies - The values of  investments  are determined as follows:
   SBC common shares on the basis of the last published sales price as reported on the composite tape of the New York Stock Exchange and other exchanges; contracts with insurance companies and other financial institutions at principal plus reinvested interest which approximates fair value; mutual funds at net asset values per share obtained from published sources or fund manager; and temporary cash investments at cost which approximates fair value.

   Purchases and sales of securities are reflected as of the trade date. Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. Participant Interest in the Plan - The interest of a participant in each of the funds in the Plan, except for the Loan Fund, is represented by units (as described in the Plan text). The number of participants, number of units and the value per unit for each of these funds as of December 31 were:

                                         1998                                  1997
                         ------------------------------------  ------------------------------------
                         Number of     Number of    Value per  Number of     Number of    Value per
                         Participants    Units        Unit     Participants    Units        Unit
                         ------------------------------------  ------------------------------------

   ESOP                     62,464    304,218,011  $  3.9305      16,249    278,103,764  $  1.7574

   SBC Shares Fund          30,464    104,526,638  $ 19.9032      13,163     50,741,521  $ 13.6396

   Bond Fund                 6,437      7,949,989  $ 12.5327       2,587      3,207,692  $ 11.4381

   Diversified Equity
     Portfolio              26,168     48,753,134  $ 28.1368      11,271     21,485,630  $ 21.8824

   Interest Income Fund     13,549     95,317,784  $  5.5923       6,747     47,121,539  $  5.2554

   Asset Allocation Fund    11,932    210,837,904  $  1.9404       1,843     20,004,398  $  1.5329

   Global Equity Fund        4,876     38,397,465  $  2.0285       3,813     38,241,589  $  1.6568


   The total number of participants in the Plan was less than the sum of the number of participants shown above because many participants were in more than one fund.

4. Investments- Investments representing 5% or more of Plan net assets at either December 31, 1998 or 1997 were:

                                                       1998       1997
                                                    ---------   ---------
   Employee Stock Ownership Plan
   -----------------------------
   SBC common shares:
      Allocated                                  $  1,193,222  $  488,259
      Unallocated                                $    363,368  $  231,694

   SBC Shares Fund
   ---------------
   SBC common shares                             $  2,054,632  $  682,750

   Diversified Equity Portfolio
   ----------------------------
   Barclays Global Investors Equity Index Fund   $  1,371,187  $  469,666

   Asset Allocation Fund
   ---------------------
   Barclays Global Investors U.S. Tactical
     Asset Allocation Fund                       $    409,007  $   30,653

   For the years ended December 31, 1998 and 1997, the average interest rates earned on the Interest Income Fund's investments in contracts with insurance companies and other financial institutions were 6.40% and 6.53% respectively. At December 31, 1998, the fixed crediting interest rates on these contracts ranged from 4.50% to 7.85%. At December 31, 1997, the fixed crediting interest rates on these contracts ranged from 4.87% to 7.85%.

   For the year ended December 31, 1998, the Interest Income fund included an investment in a synthetic investment contract with Security Life of Denver as the wrapper provider and Lotsoff Capital Management as the investment manager for the underlying securities maturing on June 30, 2000. At December 31, 1998, the fair market value of the underlying securities and associated cash was $12,729 and the fair market value of the investment contract was $12,831.

   For the year ended December 31, 1997, the Interest Income fund included an investment in a guaranteed investment contract with Metropolitan Life Insurance (Metropolitan). The Metropolitan contract matured on December 31, 1998. The investment contract was recorded at contract value of $19,345, which approximated fair value at December 31, 1997.

5. Long-Term Debt - Long-term debt consists of the ESOP Notes issued in connection with the ESOP and the refinancing notes (as discussed in Note 1). At December 31, 1998, the aggregate principal amounts of long-term debt scheduled for repayment for the years 1999 through 2003 were $40,024, $23,090, $4,302 and $4,616, and $4,952, respectively. The carrying amount and the estimated fair value of the ESOP and refinancing notes as of December 31 were:

                                                  1998          1997
                                                ---------     ----------

   Carrying Amount                              $ 113,652     $  121,743
                                                =========     ==========

   Fair Value                                   $ 118,151     $  126,254
                                                =========     ==========

   The fair values of the ESOP Notes were estimated based on quoted prices. The fair value of the refinancing notes were estimated based on discounted future case flows using current interest rates.

6. Tax Status - The Internal Revenue Service issued a determination letter on November 4, 1997, stating that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since the determination letter was received. The Plan Administrator believes that the Plan is currently designed and is operating in compliance with the applicable requirements of the IRC.

7. Reconciliation of Financial Statements to Form 5500 - The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500 as of December 31:

                                                         1998         1997
                                                      -----------  -----------
   Net assets available for plan benefit
   per the financial statements                       $ 6,131,471  $ 2,225,139

   Less: Distribution payable to participants               2,389        1,308
                                                      -----------  -----------
   Net assets available for plan benefits per the
   Form 5500                                          $ 6,129,082  $ 2,223,831
                                                      ===========  ===========

   The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500 for the year ended December 31, 1998:

                                                     1998
                                                   ---------
   Distributions to participants per the
   financial statements                            $ 228,839

   Add:  Distributions  payable to participants
   at December 31, 1998                                2,389

   Less:  Distributions payable to participants
   at December 31, 1997                                1,308
                                                   ---------
   Distributions to participants per the
   Form 5500                                       $ 229,920
                                                   =========

   Distributions payable to participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid as of that date.

                                SBC SAVINGS PLAN
                         EIN 43-1301883, PLAN NO. 002

           Item 27a-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                              December 31, 1998
                            (Dollars in Thousands)

                                              Description of                     Current
 Identity of Issue                              Investment             Cost       Value
 -------------------------------------  ---------------------------  ---------  ----------

 Employee Stock Ownership Plan

  *SBC common shares:
     Allocated                               22,248,546 shares      $  382,405 $ 1,193,222
     Unallocated                              6,776,103 shares         110,883     363,368
  *Bankers Trust Company                 Temporary cash investment      17,291      17,291
                                                                    ----------  ----------
     Total Employee Stock Ownership Plan                               510,579   1,573,881
                                                                    ----------  ----------

 SBC Shares Fund

  * SBC common shares                        38,310,086 shares         868,368   2,054,632
  * Bankers Trust Company                Temporary cash investment      24,921      24,921
                                                                    ----------  ----------
     Total SBC Shares Fund                                             893,289   2,079,553
                                                                    ----------  ----------

 Bond Fund

  * Barclays Global Investors Government/
      Corporate Bond Index Fund F             8,514,911 units           92,935      99,744
  * Bankers Trust Company                Temporary cash investment          63          63
                                                                    ----------  ----------
     Total Bond Fund                                                    92,998      99,807
                                                                    ----------  ----------

 Diversified Equity Portfolio

  * Barclays Global Investors Equity
      Index Fund F                           86,827,210 units        1,150,392   1,371,187
  * Bankers Trust Company                Temporary cash investment         705         705
                                                                    ----------  ----------
     Total Diversified Equity Portfolio                              1,151,097   1,371,892
                                                                    ----------  ----------

                                SBC SAVINGS PLAN
                         EIN 43-1301883, PLAN NO. 002

              Item 27a-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES - (continued)
                               December 31, 1998
                            (Dollars in Thousands)


                                              Description of                     Current
 Identity of Issue                              Investment             Cost       Value
 -------------------------------------  --------------------------  ----------  ----------

 Interest Income Fund (a)

 Allstate Life Insurance                       6.81%, 7/5/00             4,831       4,831
 Cigna Life Insurance Company                  6.05%, 12/31/99          14,490      14,490
 CNA                                      6.02% - 6.75%, 6/30/99         7,322       7,322
 Continental Assurance Company                 6.01% - 6.40%,           18,862      18,862
                                            7/01/99 - 12/31/00
 Jackson National Life                         6.93%, 12/29/00          38,223      38,223
 John Hancock Insurance                        6.25% - 6.72%,           78,293      78,293
                                            12/31/99 - 12/31/01
 Lotsoff Synthetic                             5.10%, 6/30/00           12,831      12,831
 Metropolitan Life Insurance Company           6.16% - 7.85%,          170,686     170,686
                                            12/31/98 - 12/31/01
 Mutual Benefit Life Insurance                 4.50%, 12/31/03           1,525       1,525
 New York Life Insurance Company               6.10% - 6.74%,           40,452      40,452
                                             6/30/01 - 6/28/02
 People Security                               6.28% - 6.78%,           28,440      28,440
                                             6/30/01 - 12/31/01
 Principal Mutual                              6.35%, 6/29/99           11,129      11,129
 The Prudential Insurance Company              5.29% - 7.51%,           32,815      32,815
                                             6/30/98 - 6/30/00
                                                                    ----------  ----------
                                                                       459,899     459,899
  * Bankers Trust Company                Temporary cash investment      77,600      77,600
                                                                    ----------  ----------
     Total Interest Income Fund                                        537,499     537,499
                                                                    ----------  ----------

 Asset Allocation Fund

  * Barclays Global Investors U.S.
      Tactical Asset Allocation Fund F       26,876,027 units          366,575     409,007
  * Bankers Trust Company                Temporary cash investment         175         175
                                                                    ----------  ----------
      Total Asset Allocation Fund                                      366,750     409,182
                                                                    ----------  ----------

 Global Equity Fund

  * Barclays Global Investors U.S.
      Equity Market Fund F                    2,345,138 units           48,019      62,169
  * Barclays Global Investors EAFE
      Equity Index  Fund E                      854,815 units           13,319      15,757
  * Bankers Trust Company                Temporary cash investment         127         127
                                                                    ----------  ----------
      Total Global Equity Fund                                          61,465      78,053
                                                                    ----------  ----------

                                SBC SAVINGS PLAN
                         EIN 43-1301883, PLAN NO. 002

              Item 27a-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES - (continued)
                               December 31, 1998
                            (Dollars in Thousands)


                                              Description of                     Current
 Identity of Issue                              Investment             Cost       Value
 -------------------------------------  --------------------------  ----------  ----------

 Loan Fund

  * Loans to Plan Participants                  8.75% - 9.50%                -      96,363
  * Bankers Trust Company                Temporary cash investment           5           5
                                                                    ----------  ----------
      Total Loan Fund                                                        5      96,368
                                                                    ----------  ----------

     TOTAL                                                         $ 3,613,682 $ 6,246,235
                                                                    ==========  ==========





   * Party-in-Interest



(a) Investments in this fund consist of guaranteed investment contracts with insurance companies and similar contracts with other financial institutions which provide for the payment of principal plus accrued interest and are collateralized by obligations of other organizations. The average interest rate earned on these investment contracts during 1998 was 6.40%.

                                                SBC SAVINGS PLAN
                            Item 27b - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS
                                      For the year ended December 31, 1998

       Name &          Original       1998       1998        Unpaid        Detail Description
       Address          Amount      Principal  Interest    Balance at              of              Principal    Interest
     (Identity)        of Loan        Paid       Paid       Year End              Loan              Overdue     Overdue
   ----------------  -------------  ---------  ----------  ----------- --------------------------  -----------  --------

   D. Shea             $ 1,200.00         -           -    $ 1,200.00  09-15-97 Orig. Loan Date     $ 1,200.00      -
   Nashua, NH                                                          10-31-02 Maturity Date
                                                                       09.50% Interest Rate
                                                                       Secured by non-LESOP Acct

   J. MacIntosh        $ 5,100.00         -           -    $ 3,337.31  06-10-96 Orig. Loan Date     $ 3,337.31      -
   Pocasset, MA                                                        07-31-99 Maturity Date
                                                                       09.25% Interest Rate
                                                                       Secured by non-LESOP Acct

   T. Smith            $ 5,100.00         -           -    $ 4,110.83  05-20-96 Orig. Loan Date     $ 4,110.83      -
   Liverpool, NY                                                       06-30-01 Maturity Date
                                                                       09.25% Interest Rate
                                                                       Secured by non-LESOP Acct

   D. Jones            $ 2,800.00         -           -    $ 2,800.00  09-26-97 Orig. Loan Date     $ 2,800.00      -
   Odessa, TX                                                          10-31-00 Maturity Date
                                                                       09.50% Interest Rate
                                                                       Secured by non-LESOP Acct

   A. Correa           $ 1,000.00   $ 76.30     $ 15.52    $   923.70  09-12-97 Orig. Loan Date     $   923.70      -
   San Antonio, TX                                                     10-31-99 Maturity Date
                                                                       09.50% Interest Rate
                                                                       Secured by non-LESOP Acct

   NOTE: No loans were renegotiated during the year. All loans are secured by the participant's account. The Plan will collect overdue amounts upon a distributable event.

                                SBC SAVINGS PLAN
                         EIN 43-1301883, PLAN NO. 002

                  Item 27d-SCHEDULE OF REPORTABLE TRANSACTIONS
                      For the year ended December 31, 1998
                                                                                                     Current
                                                                                                     Value of
                                                                                                     Asset on
                                          Description of       Purchase     Selling      Cost of    Transaction  Net Gain
    Identity of Party Involved                Assets             Price       Price        Asset        Date      or (Loss)
    ------------------------------  ------------------------   ----------  ----------   ----------  ----------  -----------

    Category (iii) transactions
    ------------------------------

    Bankers Trust                   Bankers Trust Directed     $  990,059  $       -    $  990,059  $  990,059  $        -
                                      Account Cash Fund

    Bankers Trust                   Bankers Trust Directed     $        -  $  921,504   $  921,504  $  921,504  $        -
                                      Account Cash Fund

    Bankers Trust                   Barclays Global Investors  $   836,251 $        -   $  836,251  $  836,251  $        -
                                      Equity Index Fund

    Bankers Trust                   Barclays Global Investors  $         - $  123,297   $  113,031  $  123,297  $   10,266
                                      Equity Index Fund

    Bankers Trust                   SBC Communications Inc.    $   190,848 $        -   $  190,848  $  190,848  $        -
                                     Common Stock

    Bankers Trust                   SBC Communications Inc.    $         - $  248,448   $  113,965  $  248,448  $  134,483
                                      Common Stock








    There were no category (i), (ii) or (iv) transactions.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator for the Plan has duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                                              SBC SAVINGS PLAN

                                              By SBC Communications Inc., Plan
                                                 Administrator for the Foregoing
                                                 Plan






                                           By /s/ Karen E. Jennings
                                              ------------------------
                                              Karen E. Jennings
                                              Senior Vice President-
                                                 Human Resources





Date: June 29, 1999

                                EXHIBIT INDEX

     Exhibit identified below, is filed herein as exhibit hereto.

   Exhibit
     Number......................................................

     23-a   Consent of Independent Auditors Ernst & Young LLP.

                                                                       EX 23-a
                                                            Form 11-K for 1998
                                                               File No. l-8610




                          CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-24295 and 333-66105 and) pertaining to the SBC Savings Plan of our report dated June 24, 1999, with respect to the financial statements and supplemental schedules of the SBC Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.




                                                ERNST & YOUNG LLP

      San Antonio, Texas
      June 24, 1999